Exhibit 99.3

Higher One Holdings, Inc. and Subsidiaries
Unaudited Pro Forma Financial Information

On August 7, 2012, Higher One Holdings, Inc. (“we”, “us” or “our”), through its wholly-owned subsidiary, Higher One, Inc. entered into an Asset Purchase Agreement with Campus Labs, LLC, or Campus Labs, to purchase substantially all of the assets of Campus Labs for consideration consisting of (i) $37.3 million in cash; (ii) warrants to purchase 150,000 shares our common stock; and (iii) a potential earn out payment calculated by multiplying the amount of 2013 revenues for the acquired business in excess of $12.5 million, if any, by 3.5. We completed the acquisition on August 7, 2012, and used cash on hand and borrowing available under our credit facility to pay the cash portion of the purchase price and related transaction costs.  Campus Labs offers specialized, comprehensive assessment programs that combine data collection, reporting, organization, and campus-wide integration for higher education institutions, which we believe will help us deepen our relationships with higher education institutions by providing additional value-added services.

Our Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2012 is based upon our historical unaudited balance sheet as of June 30, 2012, as filed with the Securities and Exchange Commission (the “SEC”) in our Quarterly Report on Form 10-Q on August 9, 2012 (the “Second Quarter 10-Q”), combined with the unaudited historical balance sheet of Campus Labs, LLC as of June 30, 2012, attached as Exhibit 99.2 to this Amendment No. 1 (the “8-K Amendment”) on Form 8-K/A to the Company’s Current Report (the “Original 8-K”) on Form 8-K, as filed with the SEC on August 7, 2012, coupled with the pro forma impact of applying the purchase method of accounting and other related adjustments included therein based upon available information and assumptions that we believe are reasonable. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of Campus Labs had occurred on June 30, 2012.

Our Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2012 is based upon our historical unaudited statement of operations for the six months ended June 30, 2012 (as filed with the SEC in the Second Quarter 10-Q), combined with the unaudited historical statement of operations of Campus Labs for the six months ended June 30, 2012, attached as Exhibit 99.2 to the 8-K Amendment. Our Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011 is based upon the historical audited statement of operations of the Company for the year ended December 31, 2011, as filed with the SEC in our Annual Report on Form 10-K on February 15, 2012 (the “2011 Form 10-K”), combined with the historical audited statement of operations of Campus Labs for the year ended December 31, 2011, attached as Exhibit 99.1 to the 8-K Amendment. Pro forma adjustments included therein are based upon available information and assumptions that we believe are reasonable. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2012 and for the year ended December 31, 2011 depict the effect of the acquisition of Campus Labs as if the transaction had occurred on January 1, 2011.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, expected to have a continuing impact on our combined results. The assumptions used to prepare the Unaudited Pro Forma Condensed Consolidated Financial Statements (“Pro Forma Financial Statements”) are contained in the accompanying notes and should be reviewed in their entirety. The Pro Forma Financial Statements reflect an illustrative allocation of the purchase price to the assets and liabilities acquired based on currently available information. The purchase price allocation as of the August 7, 2012 acquisition date and the resulting effect on income from operations may differ from the pro forma amounts included herein and will be included in our Quarterly Report on Form 10-Q for the third quarter of 2012. The Pro Forma Financial Statements are for informational purposes only. These Pro Forma Financial Statements are not necessarily indicative of future results or of actual results that would have been achieved had the Campus Labs acquisition been consummated on the dates presented, and should not be taken as representative of our future consolidated operating results. The Pro Forma Financial Statements do not reflect any operating efficiencies or cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies.

Higher One Holdings, Inc.
Pro Forma Combined Condensed Balance Sheet

	As of June 30, 2012
(in thousands, unaudited)	Historical Higher One	Historical Campus Labs	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$25,449	$213	$(7,493)	(j)(m)	$18,169
Investments in marketable securities	11,146	-	-		11,146
Accounts receivable	6,900	1,771	-		8,671
Income receivable	8,085	-	-		8,085
Deferred tax assets	28	-	-		28
Income tax receivable	4,294	-	-		4,294
Prepaid expenses and other current assets	7,134	65	-		7,199
Restricted cash	2,635	-	-		2,635
Total current assets	65,671	2,049	(7,493)		60,227
Deferred costs	3,475	-	-		3,475
Fixed assets, net	53,714	600	-		54,314
Intangible assets, net	16,704	2,995	18,715	(f)(i)	38,414
Goodwill	15,830	742	29,452	(g)(h)(k)	46,024
Loan receivable related to New Markets Tax Credit financing	7,633	-	-		7,633
Other assets	619	25	(25)	(c)	619
Restricted cash	1,500	-	-		1,500
Total assets	$165,146	$6,411	$40,649		$212,206

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$16,654	$667	$-		$17,321
Line of credit and current portion of long-term debt	-	1,324	(1,324)	(d)	-
Current portion of contingent earn-out payable	-	470	(470)	(e)	-
Deferred revenue	12,741	3,943	(1,577)	(n)	15,107
Total current liabilities	29,395	6,404	(3,371)		32,428
Deferred revenue	2,156	112	(45)	(n)	2,223
Long-term debt	-	1,356	28,644	(a)(d)	30,000
Contingent earn-out payable	-	651	12,349	(e)(l)	13,000
Loan payable and deferred contribution related to New Markets Tax Credit financing	9,646	-	-		9,646
Deferred tax liabilities	649	-	-		649
Total liabilities	41,846	8,523	37,577		87,946

Stockholders’ equity:
Common stock	58	-	-		58
Additional paid-in capital and members' deficit	166,347	(1,320)	2,280	(b)(k)	167,307
Treasury stock	(39,013)	-	-		(39,013)
Accumulated deficit	(4,092)	(792)	792	(k)	(4,092)
Total stockholders’ equity	123,300	(2,112)	3,072		124,260
Total liabilities and stockholders’ equity	$165,146	$6,411	$40,649		$212,206

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Higher One Holdings, Inc.
Pro Forma Condensed Combined Statement of Operations

	For the year ended December 31, 2011
(in thousands, unaudited)	Historical Higher One	Historical Campus Labs	Pro Forma Adjustments		Pro Forma Combined
Revenue	$176,320	$6,900	$-		$183,220
Cost of revenue	67,560	2,713	520	(a)(b)(f)	70,793
Total operating expenses	61,245	4,972	57	(c)	66,274
Income (loss) from operations	47,515	(785)	(577)		46,153
Interest and other (expense) income, net	1,302	(318)	(282)	(d)(e)	702
Net income (loss) before income taxes	48,817	(1,103)	(859)		46,855
Income tax expense	16,924	-	(746)	(g)	16,178
Net income (loss)	$31,893	$(1,103)	$(113)		$30,677

Weighted average shares outstanding:
Basic	55,211				55,211
Diluted	59,554				59,554

Net income available to common stockholders per common share:
Basic	$0.58				$0.56
Diluted	$0.54				$0.52

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Higher One Holdings, Inc.
Pro Forma Condensed Combined Statement of Operations

	For the six months ended June 30, 2012
(in thousands, unaudited)	Historical Higher One	Historical Campus Labs	Pro Forma Adjustments		Pro Forma Combined
Revenue	$96,694	$4,376	$-		$101,070
Cost of revenue	38,465	1,408	383	(a)(b)(f)	40,256
Total operating expenses	30,107	2,684	33	(c)	32,824
Income from operations	28,122	284	(416)		27,990
Interest and other (expense) income, net	2	(147)	(153)	(d)(e)	(298)
Net income before income taxes	28,124	137	(569)		27,692
Income tax expense	10,684	-	(164)	(g)	10,520
Net income	$17,440	$137	$(405)		$17,172

Weighted average shares outstanding:
Basic	55,351				55,351
Diluted	58,589				58,589

Net income available to common stockholders per common share:
Basic	$0.32				$0.31
Diluted	$0.30				$0.29

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Higher One Holdings, Inc.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Note 1: The Transaction

On August 7, 2012, Higher One Holdings, Inc., through our wholly-owned subsidiary, Higher One, Inc. entered into an Asset Purchase Agreement with Campus Labs, LLC, or Campus Labs, to purchase substantially all of the assets of Campus Labs for consideration consisting of (i) $37.3 million in cash; (ii) warrants to purchase 150,000 shares our common stock; and (iii) a potential earn out payment calculated by multiplying the amount of 2013 revenues for the acquired business in excess of $12.5 million, if any, by 3.5. We completed the acquisition on August 7, 2012, and used cash on hand and borrowing available under our credit facility to pay the cash portion of the purchase price and related transaction costs.  Campus Labs offers specialized, comprehensive assessment programs that combine data collection, reporting, organization, and campus-wide integration for higher education institutions, which we believe will help us deepen our relationships with higher education institutions by providing additional value-added services. We drew $30.0 million from our credit facility to pay for a portion of the purchase price.

Note 2: Basis of Presentation

Our Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2012 is based upon the our historical unaudited balance sheet as of June 30, 2012, as filed with the Securities and Exchange Commission, or the SEC, in our Quarterly Report on Form 10-Q on August 9, 2012, or the “Second Quarter 10-Q”, combined with the unaudited historical balance sheet of Campus Labs as of June 30, 2012, attached as Exhibit 99.2 to this Amendment No. 1, or the “8-K Amendment”, on Form 8-K/A to the Company’s Current Report, or the “Original 8-K, on Form 8-K, as filed with the SEC on August 7, 2012, coupled with the pro forma impact of applying the purchase method of accounting and other related adjustments included therein based upon available information and assumptions that we believe are reasonable. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of Campus Labs had occurred on June 30, 2012.

Our Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2012 is based upon our historical unaudited statement of operations for the six months ended June 30, 2012 (as filed with the SEC in the Second Quarter 10-Q), combined with the unaudited historical statement of operations of Campus Labs for the six months ended June 30, 2012, attached as Exhibit 99.2 to the 8-K Amendment. Our Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011 is based upon the historical audited statement of operations of the Company for the year ended December 31, 2011, as filed with the SEC in our Annual Report on Form 10-K on February 15, 2012 (the “2011 Form 10-K”), combined with the historical audited statement of operations of Campus Labs for the year ended December 31, 2011, attached as Exhibit 99.1 to the 8-K Amendment. Pro forma adjustments included therein are based upon available information and assumptions that we believe are reasonable. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2012 and for the year ended December 31, 2011 depict the effect of the acquisition of Campus Labs as if the transaction had occurred on January 1, 2011.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, expected to have a continuing impact on our combined results. The assumptions used to prepare the Unaudited Pro Forma Condensed Consolidated Financial Statements (“Pro Forma Financial Statements”) are contained in the accompanying notes and should be reviewed in their entirety. The Pro Forma Financial Statements reflect an illustrative allocation of the purchase price to the assets and liabilities acquired based on currently available information. The purchase price allocation as of the August 7, 2012 acquisition date and the resulting effect on income from operations may differ from the pro forma amounts included herein and will be included in our Quarterly Report on Form 10-Q for the third quarter of 2012. The Pro Forma Financial Statements are for informational purposes only. These Pro Forma Financial Statements are not necessarily indicative of future results or of actual results that would have been achieved had the Campus Labs acquisition been consummated on the dates presented, and should not be taken as representative of our future consolidated operating results. The Pro Forma Financial Statements do not reflect any operating efficiencies or cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies.

Note 3: Accounting Policies

We are not aware of any differences that would have a material impact on the Pro Forma Financial Statements.  The Pro Forma Financial Statements do not assume any differences in accounting policies.

Note 4: Calculation of Estimated Consideration Transferred and Pro Forma Allocation of Consideration to Net Assets Acquired

The purchase price consideration for the acquisition of Campus Labs consists of (i) $37.3 million in cash; (ii) warrants to purchase 150,000 shares our common stock; (iii) a potential earn-out payment calculated by multiplying the amount of 2013 revenues for the acquired business in excess of $12.5 million, if any, by 3.5; and (iv) the assumption of certain liabilities totalling approximately $0.7 million.  The warrants to purchase our common stock were valued at approximately $1.0 million utilizing a Black-Scholes model.  In connection with the acquisition of Campus Labs, we entered into non-compete agreements with the selling members of Campus Labs.  A value of approximately $1.0 million has been ascribed the these non-compete agreements which is not included in purchase price consideration for accounting purposes. The former members of Campus Labs are eligible to receive additional cash consideration, which is contingent on the fulfillment of certain financial targets. We expect to record an estimated liability of $13.0 million as of the acquisition date related to this potential earn-out, which was valued using the probability-weighted, future possible expected outcomes and an appropriate discount rate. The range of potential payments under the contingent consideration agreement is between $0 and $46.4 million.

The transaction will be accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed will be recorded at fair value, with the remaining purchase price recorded as goodwill. The following table summarizes the pro forma allocation of consideration to the net assets acquired (in thousands) as if the acquisition of Campus Labs occurred on June 30, 2012:

Current assets	$1,836
Fixed assets	600
Intangible assets	20,710
Goodwill	30,194
Assets acquired	53,340

Current liabilities assumed	3,100
Net assets acquired	$50,240

Note 5: Pro Forma Adjustments to the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

The following pro forma adjustments were applied to the historical balance sheets of us and Campus Labs at June 30, 2012 to arrive at the Unaudited Pro Forma Condensed Consolidated Balance Sheet (in thousands):

(a)	To record borrowing on our existing credit facility to finance a portion of the acquisition of Campus Labs in August 2012.	$30,000

(b)	To record warrants issued in connection with the acquisition of Campus Labs in August 2012.	960

(c)	To eliminate existing deferred financing costs of Campus Labs.	(25)

(d)	To eliminate debt facilities of Campus Labs which were not assumed by Higher One, of which $1,324 is current and $1,356 is non-current.	(2,680)

(e)	To eliminate the contingent earnout obligations of Campus Labs which were not assumed by Higher One.	(1,121)

(f)	To eliminate acquired completed technology and customer relationships of Campus Labs, which have been re-valued (see Note (i) below).	(2,995)

(g)	To eliminate historical goodwill of Campus Labs	(742)

(h)	To record the goodwill from the Campus Labs acquisition. The difference between the amount recorded on a pro forma basis and the actual balance as of the effective date of the acquisition is the result of changes in the assets and liabilities of Campus Labs between June 30, 2012 and the closing date of August 7, 2012.	29,402

(i)	To record intangible assets of Campus Labs at new their fair value basis. Identified intangible assets consist of completed technology of $5,600, customer relationships of $14,410, trademarks of $700 and non-compete agreements of $1,000. Fair value and estimated useful life of intangible assets are based on estimates as discussed in Note 4 above, and are subject to review and finalization by our management.	21,710

(j)	To reflect use of existing cash in the Campus Labs acquisition.	(7,280)

(k)	To eliminate the members' deficit capital accounts of Campus Labs.	2,112

(l)	To record contingent earnout payable on a fair value basis. Fair value is based on estimates as discussed in Note 4 and are subject to review and finalization by our management.	13,000

(m)	To eliminate the cash balance of Campus Labs, which was not acquired by Higher One.	(213)

(n)	To reduce the book value of the deferred revenue of Campus Labs to its approximate fair value.	(1,622)

Note 6: Pro Forma Adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations for the Year ended December 31, 2011

The following pro forma adjustments were applied to the historical statements of operations for us and Campus Labs for the year ended December 31, 2011 (in thousands):

(a)	To record amortization of purchased technology. The amortization of purchased technology has been calculated based on a new fair value basis of $5,600, amortized over an estimated life of approximately 7 years. Fair value and estimated useful life of intangible assets are based on estimates as discussed in Note 4 above, and are subject to review and finalization by us.	$945

(b)	To record amortization of acquired customer relationships. The amortization of acquired customer relationships has been calculated based on a new fair value basis of $14,410, amortized over an estimated life of approximately 12 years. Fair value and estimated useful life of intangible assets are based on estimates as discussed in Note 4 above, and are subject to review and finalization by us.	363

(c)	To record amortization of tradenames and non-compete agreements. The amortization of tradenames has been calculated based on a new fair value basis of $700, amortized over an estimated useful life of approximately 9 years. The amortization of non-compete agreements has been calculated based on new fair value basis of $1,000, amortized over an estimated useful life of approximately 5 years. Fair value and estimated useful life of intangible assets are based on estimates as discussed in Note 4 above, and are subject to review and finalization by us.	57

(d)	To record interest expense. Interest expense related to borrowing on our credit facility using an interest rate 2%. Interest rates on our credit facility is variable and is based our base rate as defined in our credit facility. A 1/4% variance in the interest rate would impact interest expense by approximately $75.	(600)

(e)	To record the elimination of historical deferred financing costs, interest expense and accretion of Campus Labs.	318

(f)	To record the elimination of historical amortization of acquired technology and customer relationships.	(788)

(g)	To record the provision for income taxes. Provision for income taxes equals approximately 38% of historical Campus Labs and pro forma adjustments. Historical Campus Labs was a non-taxable entity and no tax provision was previously recorded.	(746)

Note 7: Pro Forma Adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations for the Six Months ended June 30, 2012

The following pro forma adjustments were applied to the historical statements of operations of us and Campus Labs for the six months ended June 30, 2012 (in thousands):

(a)	To record amortization of purchased technology. The amortization of purchased technology has been calculated based on a new fair value basis of $5,600, amortized over an estimated life of approximately 7 years. Fair value and estimated useful life of intangible assets are based on estimates as discussed in Note 4 above, and are subject to review and finalization by us.	$501

(b)	To record amortization of acquired customer relationships. The amortization of acquired customer relationships has been calculated based on a new fair value basis of $14,410, amortized over an estimated life of approximately 12 years. Fair value and estimated useful life of intangible assets are based on estimates as discussed in Note 4 above, and are subject to review and finalization by us.	295

(c)	To record amortization of tradenames and non-compete agreements. The amortization of tradenames has been calculated based on a new fair value basis of $700, amortized over an estimated useful life of approximately 9 years. The amortization of non-compete agreements has been calculated based on new fair value basis of $1,000, amortized over an estimated useful life of approximately 5 years. Fair value and estimated useful life of intangible assets are based on estimates as discussed in Note 4 above, and are subject to review and finalization by us.	33

(d)	To record interest expense. Interest expense related to borrowing on our credit facility using an interest rate 2%. Interest rates on our credit facility is variable and is based our base rate as defined in our credit facility. A 1/4% variance in the interest rate would impact interest expense by approximately $75.	(300)

(e)	To record the elimination of historical deferred financing costs, interest expense and accretion of Campus Labs.	147

(f)	To record the elimination of historical amortization of acquired technology and customer relationships.	(413)

(g)	To record the provision for income taxes. Provision for income taxes equals approximately 38% of historical Campus Labs and pro forma adjustments. Historical Campus Labs was a non-taxable entity and no tax provision was previously recorded.	(164)